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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)        FEBRUARY 27, 1997
                                                   ----------------------------



                          PAIRGAIN TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)



                  DELAWARE                                0-22202                             33-0282809
(State or other jurisdiction of incorporation)     (Commission File Number)         (IRS Employer Identification No.)


                    14402 FRANKLIN AVENUE, TUSTIN, CA  92780
             (Address of principal executive offices)   (Zip Code)



      Registrant's telephone number, including area code:  (714) 832-9922


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS



(a) On February 27, 1997, PairGain Technologies, Inc. ("PairGain") acquired all the outstanding shares of Avidia Systems, Inc., a Delaware corporation ("Avidia"), pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") among Avidia, PairGain and Abalone Corporation ("Sub"), a Delaware corporation and wholly-owned subsidiary of PairGain, and a related Certificate of Merger. Pursuant to the Merger Agreement and the Certificate of Merger, Sub was merged with and into Avidia, with Avidia surviving as a wholly-owned subsidiary of PairGain (the "Merger"). The Avidia Common Stock, Preferred Stock and warrants to purchase Avidia Common Stock and Preferred Stock were converted into the right to receive approximately 2,366,865 shares of PairGain Common Stock. In addition, PairGain assumed outstanding options to purchase Avidia Common Stock and converted those options into options to purchase approximately 232,521 shares of PairGain Common Stock. The terms of the Merger Agreement were the result of arm's-length negotiations among the parties. PairGain intends to account for the Merger as a pooling-of-interests.

                 A Form 8-K was filed on March 5, 1997 reporting this transaction. This amended Current Report is being filed to submit financial statements of the business acquired and pro forma combined financial information as required pursuant to Item 7.















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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(a)      Financial Statements of Business Acquired

                 Financial statements of Avidia prepared in accordance with Regulation S-X and required to be filed pursuant to this Item are attached herewith as Exhibit 99.3. An accountants' report is also provided pursuant to Rule 2-02 of Regulation S-X. The accountants' consent related to the audited financial statements of Avidia required to be filed pursuant to this Item is filed herewith as Exhibit 23.

(b)      Pro Forma Combined Financial Information

                 The unaudited pro forma condensed combined financial statements prepared in accordance with Regulation S-X and required to be filed pursuant to this Item, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of PairGain, including the notes thereto, incorporated herein by reference, and the historical financial statements of Avidia filed herewith. The unaudited pro forma condensed combined financial statements are attached herewith in Exhibit 99.4.

                 The unaudited pro forma condensed combined financial statements assume a business combination between PairGain and Avidia accounted for on a pooling-of-interests basis and are based on each company's respective historical financial statements and notes thereto. The pro forma condensed combined balance sheet combines PairGain's consolidated balance sheet as of December 31, 1996 with Avidia's balance sheet as of December 31, 1996, giving effect to the Acquisition as of December 31, 1996. The pro forma condensed combined statements of income combine PairGain's historical results for the year ended December 31, 1996 with Avidia's historical results for the year ended December 31, 1996, giving effect to the Acquisition as if it had occurred at the beginning of the period presented.

                 Avidia was formed in December 1995 and had no significant transactions prior to January 1, 1996. Accordingly, pro forma condensed combined financial statements prior to 1996 have not been provided as these would reflect only the historical results of operations and financial position of PairGain as previously filed.

                 The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the Acquisition had been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position.





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(c)  Exhibits

         2* Agreement and Plan of Reorganization, dated February 19, 1997, by and among PairGain Technologies, Inc., Abalone Corporation and Avidia Systems, Inc. and certain exhibits.

         99.1*   Text of Press Release dated February 20, 1997.

         99.2*   Text of Press Release dated March 4, 1997.

         99.3 Audited Financial Statements of Avidia Systems, Inc. as of and for the Year Ended December 31, 1996 and Independent Auditors' Report.

         99.4 Unaudited Pro Forma Condensed Combined Financial Information of PairGain Technologies, Inc. and Avidia Systems, Inc. as of and for the Year Ended December 31, 1996.

------------------
* Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 5, 1997.








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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 25, 1997                          PAIRGAIN TECHNOLOGIES, INC.

                                               \S\ CHARLES W. MCBRAYER
                                      -----------------------------------------
                                                   Charles W. McBrayer
                                      Vice President, Finance and Administration
                                                   Chief Financial Officer




















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                               INDEX TO EXHIBITS


Exhibit                                                 Description
------- ----------------------------------------------------------------------------------------------------------------
2*      Agreement and Plan of Reorganization, dated February 19, 1997, by and among PairGain Technologies, Inc., Abalone
        Corporation and Avidia Systems, Inc. and certain exhibits.

99.1*   Text of Press Release dated February 20, 1997.

99.2*   Text of Press Release dated March 4, 1997.

99.3    Audited Financial Statements of Avidia Systems, Inc., as of and for the Year Ended December 31, 1996 and Independent
        Auditors' Report.

99.4    Unaudited Pro Forma Condensed Combined Financial Information of PairGain Technologies, Inc. and Avidia Systems, Inc.
        as of and for the Year Ended December 31, 1996.
_______________

*       Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 5, 1997.




















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